EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, the Chief Executive Officer and the Chief Financial Officer of Mobility Electronics, Inc. (the “Company”), each certifies that, to his or her knowledge on the date of this certification:

     1. The annual report of the Company for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 11, 2005	/s/ Charles R. Mollo
Charles R. Mollo
President and Chief Executive Officer

/s/ Joan W. Brubacher
Joan W. Brubacher
Chief Financial Officer